CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement File No. 333-216771 on Form S-1 of MONY Life Insurance Company of America of our report dated March 24, 2017 relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 18, 2017